                                                                     Exhibit 5.1


                                August 12, 2002

Board of Trustees
Federal Realty Investment Trust
1626 East Jefferson Street
Rockville, Maryland  20852

Ladies and Gentlemen:

         This firm has acted as counsel to Federal Realty Investment Trust, a Maryland real estate investment trust (the "Trust"), in connection with the Trust's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to $26,419,500 in aggregate amount of one or more series of (i) common shares of beneficial interest, $.01 par value per share (the "Common Shares"), (ii) preferred shares of beneficial interest, $.01 par value per share (the "Preferred Shares"), and (iii) unsecured debt securities (the "Debt Securities" and, together with the Common Shares and Preferred Shares, the "Securities"), all of which Securities may be offered and sold by the Trust from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

         1. An executed copy of the Registration Statement.

         2. An executed copy of the Trust's Registration Statement on Form S-3 (Reg. No. 333-63619) (the "Original Registration Statement"), and a memorandum to the file confirming the effectiveness of the same.

         3. The Declaration of Trust of the Trust, as certified by the Maryland State Department of Assessments and Taxation on

Board of Trustees
Federal Realty Investment Trust
August 12, 2002
Page 2


            May 3, 2002 and the Secretary of the Trust on the date hereof as being complete, accurate and in effect.

         4. The Bylaws of the Trust, as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect.

         5. The Indenture, dated as of September 1, 1998, between the Trust and First Union National Bank (the "Indenture").

         6. Certain resolutions of the Board of Trustees of the Trust adopted by written consent on August 12, 2002, as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect, relating to, among other things, the filing of the Registration Statement and arrangements in connection therewith.

         In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all original of the Documents and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter. In addition, we further have assumed that none of the Securities will be issued in violation of the ownership limit contained in the Declaration of Trust. As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The opinions are given in the context of the foregoing.

         For purposes of this opinion letter, we have assumed that (i) at the time of the offer, issuance and sale of any of the Securities, no stop order suspending the effectivness of the Original Registration Statement will have been issued and remain in effect; (ii) concurrently with the offer, issuance and sale of any of the Securities, the Trust offers, issues and sells Securities under the Original Registration Statement with an aggregate offering price at least equal to the remaining amount available for sale under the Original Registration Statement; (iii) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Trustees of the Trust (each, a "Board Action") and in accordance with the Trust's Declaration of Trust and applicable Maryland law; (iv) prior to any issuance of Preferred Shares,

Board of Trustees
Federal Realty Investment Trust
August 12, 2002
Page 3


appropriate articles supplementary shall be filed for recordation with the Maryland State Department of Assessments and Taxation (each, "Articles Supplementary"), and (v) any Debt Securities will be issued pursuant to the Indenture.

         This opinion letter is based as to matters of law solely on applicable provisions of Maryland law and the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, regulations or ordinances or as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of Maryland.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

         (a) When (i) the Registration Statement has become effective under the Act, (ii) upon due authorization by Board Action of an issuance of Common Shares, and (iii) upon issuance and delivery of certificates for Common Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, or conversion or exchange of Preferred Shares that, by their terms, are convertible into or exchangeable for Common Shares, and receipt by the Trust of any additional consideration payable upon such conversion, exchange or exercise, the Common Shares represented by such certificates will be validly issued, fully paid and non-assessable.

         (b) When (i) the Registration Statement has become effective under the Act, (ii) a series of the Preferred Shares has been duly authorized and established by applicable Board Action, in accordance with the terms of the Declaration of Trust and applicable law, (iii) appropriate Articles Supplementary have been filed, and (iv) the issuance of such Preferred Shares has been appropriately authorized by applicable Board Action, and, upon issuance and delivery of certificates for such series of Preferred Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus

Board of Trustees
Federal Realty Investment Trust
August 12, 2002
Page 4


     Supplement, such Preferred Shares will be validly issued, fully paid and non-assessable.

         (c) When (i) the Registration Statement has become effective under the Act, (ii) by applicable Board Action, the issuance of any series of Debt Securities has been duly authorized and the terms thereof have been duly established in accordance with the provisions of the Indenture, and (iii) such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability, and materiality (regardless of whether enforcement is considered in a proceeding at law or in equity).

         To the extent that the obligations of the Trust under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed, and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Board of Trustees
Federal Realty Investment Trust
August 12, 2002
Page 5


         The opinions expressed in Paragraph (c) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown, and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraph (c), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                                  /s/ HOGAN & HARTSON L.L.P.

                                                  HOGAN & HARTSON L.L.P.